UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

Commission file number: 001-33105

The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0879433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Union Square Drive, New Hope, Pennsylvania 18938
(Address of Principal Executive Office)

Registrant’s Telephone Number: (215) 862-1162

Securities registered pursuant to Section 12(b) of the Exchange Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEET	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On June 26, 2020, The Meet Group, Inc. (“Company”) and PlentyofFish Media ULC, a British Columbia unlimited liability company and a subsidiary of Match Group, Inc. (“POF”), entered into a Services Agreement (“Services Agreement”), effective July 1, 2020, pursuant to which the Company will serve as POF’s provider of livestreaming video services and associated functionality within the livestreaming experience (“Services”). Prior to entering into the Services Agreement, the Company made the Services available to POF for a limited period of time in order for POF to evaluate the Services and decide whether to continue the Services under a longer-term agreement. The Services Agreement has an initial term of three years, which automatically renews for one-year terms, subject to termination by either party under certain limited circumstances, including upon twelve months’ notice prior to the end of the initial term or six months’ notice prior to the end of any renewal term.

Pursuant to the terms of the Services Agreement, the Company and POF have (a) provided customary representations and warranties regarding their entry into the Services Agreement, performance and receipt of the Services, (b) entered into mutual indemnification obligations (subject to liability caps) relating to the provisioning of the Services and (c) other customary terms and conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	June 26, 2020	By:	/s/Geoffrey Cook
Geoffrey Cook
Chief Executive Officer